    As filed with the Securities and Exchange Commission on January 20, 1995

                                                       Registration No. 33-_____

- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                              --------------------
                           FIRST AMERICAN CORPORATION
             (Exact name of registrant as specified in its charter)

                 Tennessee                           62-0799975
      (State or other jurisdiction of             (I.R.S. Employer
      incorporation or organization)            Identification Number)


                             FIRST AMERICAN CENTER
                        NASHVILLE, TENNESSEE 37237-0700
                                 (615) 748-2000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            MARTIN E. SIMMONS, ESQ.
              EXECUTIVE VICE-PRESIDENT - ADMINISTRATION, SECRETARY
                              AND GENERAL COUNSEL
                           FIRST AMERICAN CORPORATION
                             FIRST AMERICAN CENTER
                        NASHVILLE, TENNESSEE 37237-0606
                                 (615) 748-2049

         (Name, address, including zip code, and telephone number, including area code, of agent for service)

         Approximate date of commencement of proposed sale to public: As soon as possible after the effective date of the Registration Statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

   If any of the securities being registered on this Form are to be offered on a delayed or a continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================
  Title of each class of    Amount to be           Proposed             Proposed               Amount of
  Securities to be           Registered            Maximum              Maximum              Registration
  Registered                                       Offering             Aggregate                 Fee
                                                  Price Unit         Offering Price
- ---------------------------------------------------------------------------------------------------------
  Common Stock, par          1,000,000            $29.00 (2)         $290,000,000 (2)         $10,000.00
  value $5 share
=========================================================================================================

(1) The First American Corporation Dividend Reinvestment and Stock Purchase Plan described in the Prospectus covers 2,450,000 shares of common stock of the registrant. Of such shares, 200,000 were registered on Form S-16 (File No. 2-65906) filed on November 9, 1979, 250,000 shares were registered on Form S-3 (File no. 2-89396) filed on February 10, 1984, and 1,000,000 shares were registered on Form S-3 (Registration No. 33-5497) filed on June 2, 1986; thus only 1,000,000 shares are included in this registration statement.
(2) Estimated solely for the purpose of determining the amount of the registration fee. Such estimates have been calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and are based upon the average of the high and low prices per share of the Registrant's Common Stock as reported on the National Association of Securities Dealers Automated Quotation National Market System on January 18, 1995.

                                     [LOGO]
- --------------------------------------------------------------------------------

                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                        1,000,000 SHARES OF COMMON STOCK
                               ($5.00 PAR VALUE)
                             ---------------------

TO THE SHAREHOLDERS OF FIRST AMERICAN CORPORATION:

     We are pleased to send you this Prospectus describing our revised Dividend Reinvestment and Stock Purchase Plan (the "Plan"). The Plan offers our shareholders the opportunity to purchase additional shares of the Common Stock ($5 par value) of First American Corporation (the "Company"). No brokerage commissions, fees or service charges will be paid by Participants for purchases made under the Plan. In addition, purchases under the Plan by means of reinvested dividends will be made at a 5% discount from market value as provided in the Plan.

     Dividends will be reinvested on a quarterly basis as declared and paid by the Company. Shares may also be purchased with optional cash payments made at any time. Such optional payments (which may be not less than $25 per payment and may not total more than $15,000 per calendar quarter) will be applied to make purchases on the first business day of each month, or twelve investment days each year. On January 18, 1995, the closing sale price of the Common Stock as reported on the NASDAQ National Market system was $29.00.

     You may enroll in the Plan by completing the enclosed Authorization Card and returning it to First American Trust Company, N.A., the Plan Administrator. Shareholders already enrolled in the Company's Plan will continue in the Plan unless they notify the Plan Administrator in writing that they wish to withdraw from participation.

     If you do not wish to participate in the Plan, you will continue to receive your dividends, if and when declared, by check.

                                          Sincerely,

                                          /s/ Dennis C. Bottorff

                                          Dennis C. Bottorff,
                                          Chairman and Chief Executive Officer
                             ---------------------

     This Prospectus relates to 1,000,000 shares of Common Stock of the Company registered for sale under the Plan. It is suggested that this Prospectus be retained for future reference.
                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY
        OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
              TO THE CONTRARY IS A CRIMINAL OFFENSE.
                      ---------------------

                THE DATE OF THIS PROSPECTUS IS JANUARY 20, 1995

                       STATEMENT OF AVAILABLE INFORMATION

     The Company's principal executive offices are located at First American Center, Nashville, Tennessee 37237 and its telephone number is (615) 748-2000.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, including proxy statements, and other information with the Commission. These reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission, 450 Fifth Street, N.W., Washington, D.C., 20549, and at regional offices of the Commission located at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and 75 Park Place, New York, New York 10007. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There are hereby incorporated by reference into this Prospectus and made a part hereof the following documents of the Company filed with the Securities and Exchange Commission (the "Commission"):

          (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1993.

          (2) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994.

          (3) the Company's Registration Statement on Form 8-A, as amended by amendments dated January 31, 1983, November 29, 1985 and May 13, 1986, relating to the Common Stock.

          (4) the Company's Registration Statement on Form 8-A dated January 10, 1989 relating to the Series A Junior Preferred Stock Purchase Rights.

          (5) the Company's Registration Statement on Form S-3 dated July 17, 1992, Registration No. 33-49768, as amended by amendments dated August 21, 1992, August 31, 1992 and September 23, 1992.

     All reports and any definitive proxy or information statements filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the day of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. First American will provide without charge to each person to whom this Prospectus has been delivered, upon the written or oral request of such person, a copy of any and all of the documents referred to above which have been or may be incorporated into this Prospectus and deemed to be part hereof, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference. These documents are available upon request from Martin E. Simmons, Executive Vice President -- Administration, Secretary and General Counsel, First American Corporation, 606 First American Center, Nashville, Tennessee 37237-0606 (telephone (615) 748-2049).

     The following, in question and answer form, are the provisions of the Plan of the Company. Those holders of the Company's Common Stock who do not wish to participate in the Plan will continue to receive cash dividends, if and when declared, by check. A CURRENT PARTICIPANT IN THE PLAN NEED TAKE NO FURTHER ACTION TO CONTINUE PARTICIPATION IN THE PLAN.

PURPOSE

     1. What is the purpose of the Plan? The purpose of the Plan is to provide owners of the Company's Common Stock with an attractive way of investing (1) cash dividends at a price equal to a 5% discount from market value and (ii) optional cash payments at market value, in shares of Common Stock, in both cases without payment of any brokerage commission, service charge or other expense by Participants. Since the Plan provides that the Company may elect to sell original issue shares of Common Stock to Participants, the Company may, depending on whether or not it chooses to sell original issue shares, receive additional funds for its general corporate purposes. Alternatively, if the Company does not desire to increase the number of shares of Common Stock outstanding, the Plan provides that the Company may make open market purchases of shares of Common Stock for the accounts of Participants, and, in the case of dividend reinvestments, the Company will contribute 5% of the purchase price of such shares. Whether the Company sells original issued shares or makes open market purchases is at its complete discretion, subject to the availability of a sufficient number of authorized but unissued shares of Common Stock.

ADVANTAGES

     2. What are the advantages of the Plan? Participants in the Plan may:

     - Invest dividends on all or less than all shares of the Company's Common Stock registered in their names without any charges for brokerage commissions or recordkeeping.

     - Invest additional cash, up to specified limits, in Common Stock of the Company at the average market price without any charges for brokerage commissions or fees.

     - Invest dividends at a 5% discount from the average market price of the Common Stock.

     - Invest the full amount of dividends since the Plan permits fractional interests in the shares of Common Stock held in the Plan.

     - Avoid cumbersome safekeeping requirements and recordkeeping costs through the free custodial service and reporting provisions of the Plan.

PARTICIPATION

     3. Who is eligible to participate? All holders of the Company's Common Stock whose shares are registered in their own names are eligible to participate in the Plan. Shareholders may participate with respect to less than all of their shares, in which case they should enter the number of shares as to which they wish to participate on the Authorization Card. SHAREHOLDERS PRESENTLY PARTICIPATING IN THE COMPANY'S PLAN NEED TAKE NO FURTHER ACTION TO CONTINUE THEIR PARTICIPATION, BUT MAY ELECT TO DISCONTINUE THEIR PARTICIPATION. (SEE QUESTION 21).

     4. How does an eligible shareholder become a Participant? An eligible shareholder may join in the Plan by signing the Authorization Card and returning it to the Plan Administrator. A postage-paid envelope is provided for this purpose. An Authorization Card is enclosed with this Prospectus and additional forms may be obtained at any time by written request to First American Trust Company, N.A., First American Center, Nashville, Tennessee 37237-0801.

     5. When may a shareholder join the Plan? An eligible shareholder may join the Plan at any time.

     If an Authorization Card specifying reinvestment of dividends is received by the Plan Administrator five days before the record date established for payment of a particular dividend, reinvestment will commence with that dividend payment. If the Authorization Card is received less than five days before the record date, the reinvestment of dividends through the Plan will begin with the next succeeding dividend.

     The Dividend Record Date for determining shareholders who are entitled to receive dividends normally precedes the Dividend Payment Date by one or two weeks. (See Nos. 17 and 18 below for information concerning the investment of optional cash payments).

     6. What does the Authorization Card provide? The Authorization Card allows the Participant to indicate the manner of participation in the Plan by checking the appropriate box. The Participant may indicate whether he or she wishes to reinvest dividends paid on all or some portion of the shares of the Company's Common Stock registered in the Participant's name with the option of purchasing shares of Common Stock with cash payments, or the Participant may participate in the Plan by making optional cash payments only.

     Dividends on all shares of Common Stock purchased for each Participant's account under the Plan, whether through dividend reinvestment or optional cash payments, will be automatically reinvested in additional shares of Common Stock.

     7. What additional steps must a Participant take in order to invest dividends received with respect to less than all of the shares of Common Stock held in his name? In order to facilitate the recordkeeping required by the Plan, shareholders wishing to invest only part of the dividends they receive may be required to deliver the certificates representing shares to the Plan Administrator. Separate certificates would then be issued, one for those shares, the dividends on which are to be invested pursuant to the Plan and the other for those shares as to which the shareholder will continue to receive dividends directly.

     8. May a Participant change the method of participation after enrollment? If a Participant elects to participate only in the optional cash payment feature but later decides to enroll in the dividend reinvestment feature, an additional Authorization Card must be executed and returned to the Plan Administrator (as described in Nos. 4 and 6 above). If a Participant elects to participate through the reinvestment of dividends on all shares registered in the Participant's name but later decides to participate with respect to only a portion of the shares registered in the Participant's name or to participate in the optional cash payment feature only, the Participant must notify the Plan Administrator in writing to that effect, but such notification must be received no later than 5 days before a particular Dividend Record Date in order to stop the full reinvestment of the corresponding dividend. (See No. 21 below.)

ADMINISTRATION

     9. Who administers the Plan for Participants? First American Trust Company, N.A. (the "Plan Administrator") administers the Plan for Participants, arranges for the custody of share certificates, keeps records, sends statement of account to Participants and performs other duties relating to the Plan. Shares of Common Stock purchased under the Plan will be held by the Plan Administrator and registered in the name of a nominee as agent for the Participants in the Plan.

COSTS

     10. Are there any expenses to Participants in connection with purchases under the Plan? No. Participants will incur no brokerage commissions or service charges for the purchases made under the Plan. All costs of administration of the Plan will be paid by the Company. (See No. 23 below concerning the liquidation of fractional interests.)

PURCHASES

     11. What will be the price of shares of Common Stock purchased under the Plan? If the Company elects to sell original issue shares to Participants making optional cash payments, the price at which shares of the Company's Common Stock will be purchased will be the average of the closing sale price of the last trade of the Company's Common Stock as reported on the NASDAQ National Market System for the next preceding three business days in which trades of the Company's Common Stock took place prior to the Investment Date (as defined in No. 14 below). In the event that the Company elects to purchase shares in the open market for Participants making optional cash purchases, such purchases will be made at prevailing open market prices, and the price to each Participant will be the average price of all shares purchased for a particular Investment Date. (See No. 13 below).

     In the case of automatic dividend reinvestments, if the Company elects to sell original issue shares to Participants, the price at which shares of the Company's Common Stock will be purchased for the account of Participants will be 95 percent of the average of the closing sale price of the Company's Common Stock as reported on the NASDAQ National Market System for the next preceding three business days in which trades of the Company's Common Stock took place prior to the Dividend Payment Date. In the event that the Company elects to purchase shares in the open market for the account of Participants for whom dividends are being automatically reinvested, such purchases will be made at prevailing open market prices, and the price to each Participants' account will be 95 percent of the average price of all shares purchased for a particular Dividend Payment Date.

     No purchase of original issue shares may be made in the event that this formula yields a price less than the par value of the Company's Common Stock ($5 par value).

     12. How many shares of Common Stock will be purchased for Participants? If you become a Participant in the Plan, the number of shares to be purchased depends on the amount of your dividends, optional cash payments, or both, and the market price of the Common Stock. Your account will be credited with that number of shares, including fractions computed to four decimal places, equal to the total amount invested, divided by the purchase price per share.

     13. Will all shares of Common Stock purchased under the Plan be original issue shares? The Company may sell original issue shares of its Common Stock (subject to the availability of a sufficient number of authorized but unissued shares) or may direct the Plan Administrator or an independent purchasing agent of its choosing to purchase shares of its Common Stock on the open market for the accounts of Plan Participants, subject to applicable regulatory restrictions, but in either case otherwise at its complete discretion. In the case of open market purchases made with automatically reinvested dividends, the Company will contribute funds equal to 5 percent of the purchase price of the shares so purchased.

     14. If the Company elects to sell original issue shares to Participants, when will shares of Common Stock be purchased under the Plan? On the first business day of each month (the "Investment Date"), any optional payment which has been received from the Participant at least five days prior to the Investment Date will be applied to the purchase of additional shares of Common Stock, and the Participant will become the owner of the shares so purchased on the Investment Date. Cash dividends on shares of

Common Stock will be applied to the purchase of additional shares of Common Stock on Dividend Payment Dates and the Participants will become owners of the shares so purchased for them on the Dividend Payment Dates.

     15. If the Company elects to make open market purchases for the Plan, when will shares of Common Stock be purchased? Shares will normally be purchased in the open market within three business days of (a) the Investment Date, in the case of optional cash purchases, and (b) the Dividend Payment Date, in the case of automatically reinvested dividends, and in both cases subject to applicable regulatory restrictions on such purchases. Participants will become the owners of shares purchased for their account under the Plan upon settlement of such purchases (normally one week after purchase date).

     16. Will certificates be issued for shares of Common Stock under the Plan? Unless requested by a Participant, certificates for shares of Common Stock purchased under the Plan will not be issued. All shares purchased will be held by a nominee of and for the benefit of Plan Participants. The number of shares purchased for each Participant's account under the Plan will be shown on a statement of account. This feature protects against loss, theft or destruction of stock certificates.

     Should you wish to do so, you may use the Plan to hold your shares for safekeeping. This safekeeping feature is only available for certificates representing shares that are being reinvested in the Plan. You may take advantage of this safekeeping feature of the Plan by delivering certificate(s) for shares being reinvested with a written request that the shares be held for safekeeping. The certificate(s) and written request should be delivered to:
First American Trust Company, N.A., as Plan Administrator, or its duly appointed successor, First American Center, Nashville, Tennessee 37237-0721. There is no charge for the safekeeping service.

     Certificates for any number of whole shares credited to each Participant's account under the Plan will be issued without charge upon each Participant's written request. (See No. 22 below for instructions on certificate issuance.) If a Participant remains in the Plan, any remaining full shares and fractional interests will continue to be credited to each Participant's account.

     Shares credited to the account of a Participant under the Plan may not be pledged as collateral security for a loan or other obligation of a Participant. A Participant who wishes to pledge such shares must request that certificates for such shares be issued in the Participant's name. Certificates representing fractional interests will not be issued under any circumstances.

     17. Who will be eligible to make optional cash payments? Shareholders of the Company's Common Stock who have submitted a signed Authorization Card are eligible to make optional cash payments at any time. The Company will apply any optional cash payment received from a Participant five days before an Investment Date to the purchase on the next Investment Date of shares of Common Stock for the account of the Participant.

     If a Participant only wants to make optional cash payments (and not reinvest dividends on Common Stock), any optional cash payments received from the Participant will be applied to the purchase of additional shares of Common Stock for the Participant's account under the Plan. If an optional cash payment is received less than 5 days before the next Investment Date, such cash payment will be invested at the next succeeding Investment Date.

     Any initial optional cash payment may be made by a Participant when enrolling by enclosing a check or money order with the Authorization Card. Checks or money orders should be made payable to "First American Trust Company, N.A., First American Dividend Reinvestment Plan Administrator," and returned along with the Authorization Card in the envelope provided. Thereafter, optional cash payments may be made at any time by sending them to First American Trust Company, N.A., First American Center, Nashville, Tennessee 37237-0801. Participants should include the Plan account number on the check or money order and in any other correspondence with respect to the Plan. No interest will be paid on optional cash payments. A Participant may obtain the return of any optional cash payment at any time prior to 5 days before it is to be invested.

     18. What are the limitations on making optional cash payments? The option to make cash payments is available at any time. The same amount of money need not be sent each month or quarter and Participants are under no obligation to make an optional cash payment in any month or quarter. Any optional cash payments made must not be less than $25 per payment nor may payments on behalf of any owner aggregate more than $15,000 in any calendar quarter.

REPORTS TO PARTICIPANTS

     19. What kind of reports will be sent to Participants in the Plan? As soon as practicable after each purchase a Participant will receive a statement of account, showing the total number of shares held in his or her account, the amount invested, the number of shares purchased, the price per share and the date of acquisition. In addition, each Participant will receive copies of the Company's annual and quarterly reports to shareholders, proxy statements and information for income tax reporting purposes.

DIVIDENDS

     20. Will Participants be credited with dividends on shares held in their accounts under the Plan? Yes. The Plan Administrator will receive dividends for all shares held in the Plan on the Dividend Record Date, and will credit such dividends to Participants' accounts on the basis of full shares and fractional interests credited to those accounts. Such dividends will be automatically reinvested in additional shares of Common Stock.

DISCONTINUATION OF DIVIDEND REINVESTMENT

     21. How does a Participant discontinue the reinvestment of dividends under the Plan? A Participant may discontinue the reinvestment of dividends under the Plan on all or part of the shares with respect to which he or she originally elected to participate in the Plan by notifying the Plan Administrator in writing to that effect. To be effective for any given Dividend Payment Date, notice of withdrawal must be received 5 days before the Dividend Record Date. Any notice of withdrawal received less than 5 days prior to a Dividend Record Date will not be effective until dividends paid for such record date have been reinvested and the shares credited to the Participant's Plan account.

     Options open to Participants who wish to discontinue participation are: (a) total or partial withdrawal from the automatic dividend reinvestment feature, while continuing to participate in the optional cash payment feature, or (b) partial withdrawal from the automatic dividend reinvestment feature without continuing to participate in the optional cash payment feature, or (c) complete withdrawal from the Plan (dividend reinvestment and optional cash payments). In the event that a Participant withdraws from the automatic dividend reinvestment portion of the Plan without withdrawing from the optional cash payment feature, dividends on shares which are held in the Participant's account will continue to be reinvested until the Participant withdraws from both the automatic dividend reinvestment and the optional cash payment features of the Plan.

WITHDRAWAL OF SHARES IN PLAN ACCOUNTS

     22. How may a Participant withdraw shares? A shareholder may withdraw all or a portion of the shares credited to his or her Plan account by notifying the Plan Administrator in writing to that effect and specifying in the notice the number of shares to be withdrawn. This notice should be mailed to:
First American Trust Company, N.A., First American Center, Nashville, Tennessee 37237-0801. Certificates for whole shares of Common Stock so withdrawn will be registered in the name of and issued to the Participant. In no case will certificates representing fractional interests be issued. Any notice of withdrawal received less than 5 days prior to a dividend record date will not be effective until dividends paid for such record date have been reinvested and the shares credited to the Participant's Plan account.

     23. What happens to any fractional interest when a Participant withdraws all shares from the Plan? In lieu of a certificate for any fractional interest, a Participant will receive cash in an amount equal to the closing price per share of the Common Stock on the date prior to the effective date of the withdrawal multiplied by the fractional interest. The amount of cash for any fractional interest together with certificates for whole shares will be mailed directly to the withdrawing Participant by the Plan Administrator.

     24. How may a Participant transfer shares held in his account under the Plan? A Participant who wishes to transfer his or her shares held in his or her account under the Plan must first withdraw those shares from the Plan, following the procedure set out in No. 22 above. Upon receipt of certificates for such shares, the Participant may transfer such shares exactly as he or she would any other securities.

     25. What happens when a Participant who is reinvesting the cash dividends on all or part of the shares registered in the Participant's name sells or transfers a portion of such shares? If a Participant who is reinvesting the cash dividends on all or part of the shares of Common Stock registered in his or her name disposes of a portion of those shares with respect to which he or she is participating in the Plan, the Company will continue to reinvest the dividends on the remainder of such shares. If a Participant disposes of all shares of the Company's Common Stock registered in his or her name, the Plan Administrator will, unless the Participant also withdraws all shares held in his or her account under the Plan, continue to reinvest the dividends on the shares held in his or her Plan account.

OTHER INFORMATION

     26. What happens if the Company has a Common Stock rights offering, issues a stock dividend or declares a stock split? Participation in any rights offering will be based upon both the shares registered in Participants' names and the shares (including fractional interests) credited to Participants' Plan accounts. Any stock dividend or shares resulting from stock splits with respect to full shares and fractional interests will be credited to Participants' accounts.

     27. How will a Participant's Plan shares be voted at a meeting of shareholders? All shares of Common Stock credited to the Participant's account under the Plan will be voted as the Participant directs. If on the record date for a meeting of shareholders, there are shares credited to the Participant's account under the Plan, the Participant will be sent the proxy materials for such meeting. When the Participant returns in a timely fashion an executed proxy, it will be voted with respect to all shares credited to the Participant. All such shares also may be voted in person at shareholders' meetings.

     28. What are the Federal income tax consequences of participation in the Plan? One feature of the Plan is a 5% discount for purchases of Common Stock from reinvested dividends. In the case of a plan which provides for purchases at a discount from the fair market value of the shares, the Internal Revenue Service has ruled that the "fair market value for tax purposes" of the shares as of the Dividend Payment Date purchased by a participating shareholder with reinvested distribu-tions -- as opposed to the price paid for the shares by the participating shareholders -- constitutes the amount of the distribution for federal income tax purposes. The "fair market value for tax purposes" of the shares is the closing sale price of the shares as reported on the NASDAQ National Market System for the Dividend Payment Date. If the shares are not traded on the Dividend Payment Date, their "fair market value for tax purposes" is the weighted average (or, if the Dividend Payment Date is Saturday or Sunday and the shares are traded on both the previous Friday and the following Monday, the mean) of the means between the highest and lowest quoted selling prices for the closest trading days before and after the Dividend Payment Date. In addition, participating shareholders whose shares are purchased in open market transactions are treated as having received an additional distribution in the amount of the pro rata brokerage fees paid by the Company. No ruling of any sort has been obtained from the Internal Revenue Service with respect to the Plan.

     To the extent distributions by the Company to its shareholders are treated as made from the Company's earnings and profits, the distributions will be dividends taxable as ordinary income. The Company has sufficient earnings and profits that Participants can expect that the full amount of any distributions under the Plan will be taxable as dividends.

     The full amount of dividends reinvested and the 5% purchase discount will be eligible for the applicable dividend exclusion then in effect and, in the case of corporate shareholders, the then applicable dividends received deduction available under the Internal Revenue Code.

     In the case of foreign or other shareholders whose taxable income under the Plan is subject to federal income tax withholding, the Company will make reinvestments net of the amount of tax required to be withheld. Regular statements of account confirming purchases made for such Participants will indicate the amount of tax withheld.

     The basis for Federal income tax purposes of any shares acquired through the Plan will be "fair market value for tax purposes" as of (a) the Investment Date in the case of optional share purchases, and (b) the Dividend Reinvestment Date, in the case of shares purchased through the automatic reinvestment of dividends. The basis of shares purchased in open market transactions will be equal to the purchase price increased by the amount of the brokerage fees paid by the Company. The holding period for shares acquired through the Plan will begin on the day after (i) the Investment Date, in the case of optional cash purchases, and (ii) the Dividend Reinvestment Date, in the case of automatically reinvested dividends. Participants should consult their own tax advisors for further information with regard to the tax consequences of participation in the Plan.

     29. What is the responsibility of the Plan Administrator? First American Trust Company, N.A. is the Plan Administrator. All communications regarding the Plan should be addressed to First American Trust Company, N.A., First American Center, Nashville, Tennessee 37237-0801. The telephone number of the Plan Administrator is (615) 748-2350.

     The Plan Administrator receives the Participants' dividend payments and optional cash payments, invests such amounts in additional shares of the Company's Common Stock, maintains continuing records of each Participant's account, and advises Participants as to all transactions in and the status of their accounts. The Plan Administrator acts in the capacity of agent for the Participants.

     All notices from the Plan Administrator to a Participant will be addressed to the Participant at his or her last address of record with the Plan Administrator. The mailing of a notice to a Participant's last address of record will satisfy the Plan Administrator's duty of giving notice to such Participant. Therefore, Participants must promptly notify the Plan Administrator in writing of any changes of address.

     Neither the Plan Administrator, Participants' nominee or nominees, nor the Company shall have any liability for actions taken or omitted in good faith pursuant to the Plan including, without limitation, any claim for liability arising out of failure to terminate a Participant's account upon such Participant's death or adjudicated incompetency prior to receipt of notice in writing of such death or adjudicated incompetency, nor shall they have any duties, responsibilities or liabilities except such as are expressly set forth in the Plan.

     Participants should recognize that neither the Company nor the Plan Administrator can provide any assurance that shares of Common Stock purchased under the Plan, will, at any particular time, be worth more or less than their purchase price.

     All transactions in connection with the Plan, including the optional cash payments feature, shall be governed by the laws of the State of Tennessee.

     30. May the Plan be extended, changed or discontinued? The Plan was originally adopted by the Board of Directors of the Company on October 17, 1979, at which time 200,000 shares of Common Stock were reserved for issuance under the Plan. On January 27, 1984, the Board of Directors amended the Plan by reserving an additional 250,000 shares of Common Stock to be used to issue shares to cover dividends reinvested and optional purchases since July 1983 and to cover future dividend reinvestments and optional purchases. On March 7, 1986 the Board of Directors again amended the Plan by reserving an additional 1,000,000 shares of Common Stock to be used to issue shares to cover dividends reinvested and optional purchases since July 1985 and to cover future dividend reinvestments and optional purchases. On October 16, 1986, the Board of Directors again amended the Plan by eliminating the provision in respect of optional cash payments that provided Plan Participants the opportunity to purchase shares of the Company's Common Stock at a price equal to a 5 percent discount from market value. On November 19, 1992, the Board of Directors again amended the Plan by providing for the purchase of shares through automatic dividend reinvestments on the Dividend Payment Date rather than the Investment Date and by increasing the maximum amount of optional cash payments from $2,000 per quarter to $5,000 per quarter.

     On January 19, 1995, the Board of Directors again amended the Plan by reserving an additional 1,000,000 shares of Common Stock to be used to cover dividends reinvested and optional purchases since May, 1993 and to cover future dividend repurchases, by providing for safekeeping of certificate(s) of shares being reinvested in the Plan and by increasing the maximum amount of optional cash payments from $5,000 per quarter to $15,000 per quarter.

     While the Company currently expects to continue a dividend reinvestment plan indefinitely, the Company reserves the right to suspend or terminate the Plan at any time. It also reserves the right to modify and interpret the Plan. Participants will be notified of any such suspension, termination or any modification which materially affects their rights under the Plan.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Common Stock offered pursuant to the Plan will be used for general corporate purposes of the Company, including investment in, or extensions of credit or advances to, the Company's banking and nonbanking subsidiaries.

     Based upon the historical and projected growth of the Company, management anticipates that the Company will engage, in the future, in additional financings to increase the capital of the Company and for other general corporate purposes.

                                    EXPERTS

     The consolidated financial statements of the Company and subsidiaries as of December 31, 1993 and 1992 and for each of the years in the three-year period ended December 31, 1993, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1993, incorporated by reference herein, have been incorporated herein and elsewhere in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accounts, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1993 consolidated financial statements refers to the Company's adoption in 1993 of the provisions of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 109, Accounting for Income Taxes; No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions; No. 112, Employers' Accounting for Postemployment Benefits; and No. 115, Accounting for Certain Investments in Debt and Equity Securities.

     With respect to the unaudited interim financial information for the periods ended September 30, 1994 and 1993, June 30, 1994 and 1993 and March 31, 1994 and 1993, incorporated by reference herein and in the Registration Statement, the independent certified public accountants have reported that they applied limited procedures in accordance with professional standards for reviews of such information. However, their separate reports included in First American's Quarterly Reports on Forms 10-Q for the quarters ended September 30, 1994, June 30, 1994 and March 31, 1994, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not a "report" or a "part" of the Registration Statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) such person acted in good faith; (ii) in the case of conduct in an official capacity, he reasonably believed such conduct was in the corporation's best interests; (iii) in all other cases, he reasonable believed that his conduct was not opposed to the best interests of the corporation; and (iv) in connection with any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (i) he was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (ii) he was adjudged liable on the basis that personal benefit was improperly received by him; or (iii) he breached his duty of care to the corporation.

     The Company's Restated Charter, as amended, provides that to the fullest extent permitted by law no director shall be personally liable to the Company or its shareholders for monetary damages for breach of any fiduciary duty as a director. Under the TBCA, this charter provision relieves the Company's directors from personal liability to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability arising from (i) any breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, or (iii) any unlawful distributions. Additionally, the Company's Restated Charter provides that indemnification for directors, officers, employees and agents of the Company may be provided either directly or through the purchase of insurance, by the Company from time to time to the fullest extent and in the manner permitted by law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                             ADDITIONAL INFORMATION

     No person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create, any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

     This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the Rules and Regulations of the Securities and Exchange Commission, and to which portions reference is hereby made for further information with respect to the Company and the securities offered hereby. The Registration Statement may be inspected without charge by anyone at the office of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of it may be obtained from the Commission upon payment of the fees prescribed by it.

                                     [LOGO]
                        1,000,000 SHARES OF COMMON STOCK
                               ($5.00 PAR VALUE)
                       ---------------------------------

                                    DIVIDEND
                                REINVESTMENT AND
                                 STOCK PURCHASE
                                      PLAN
                       ---------------------------------

                                  PROSPECTUS

                               JANUARY 20, 1995

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


         The expenses in connection with the issuance and distribution of the securities being registered are set forth below:

         Filing Fee for Registration Statement              $10,000
         Blue Sky Fees and Expenses                           1,000
         Fees and Expenses of Accountants                     3,500
         Fees and Expenses of Counsel                         2,500
         Printing and Engraving Costs                        10,000
         Miscellaneous                                        5,000

                                              TOTAL         $32,000



ITEM 15.         INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) such person acted in good faith; (ii) in the case of conduct in an official capacity, he reasonably believed such conduct was in the corporation's best interests; (iii) in all other cases, he reasonably believed that his conduct was not opposed to the best interests of the corporation; and (iv) in connection with any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceedings charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (i) he was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (ii) he was adjudged liable on the basis that personal benefit was improperly received by him; or (iii) he breached his duty of care to the corporation.

         The registrant's Restated Charter, as amended, provides that to the fullest extent permitted by law no director shall be personally liable to the registrant or its shareholders for monetary damages for breach of any fiduciary duty as a director. Under the TBCA, this charter provision relieves the registrant's directors from personal liability to the registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability arising from (i) any breach of the director's duty of loyalty, (ii) acts or omissions to in good faith or which involved intentional misconduct or a knowing violation of law, or (iii) any unlawful distributions. Additionally, the registrant's Restated Charter provides that indemnification for directors, officers, employees and agents of the registrant may be provided either directly or through the purchase of insurance, by the registrant from time to time to the fullest extent and in the manner permitted by law.

ITEM 16.  EXHIBITS

Exhibit
Number                                             Description
- ------                                             -----------
4                The First American Corporation Dividend Reinvestment and Stock Purchase Plan is set forth in the Prospectus, to which reference is made.

5                Opinion of Counsel, including Counsel's consent concerning the securities registered hereunder.

15               Letter of KPMG Peat Marwick LLP, independent auditors, regarding unaudited interim financial information.

23.1             Consent of KPMG Peat Marwick LLP, independent auditors.

23.2             Consent of Martin E. Simmons (included as part of Exhibit 5).


ITEM 17.  UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

                 provided, however, that subparagraphs (i) and (ii) above, do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
         Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on January 19, 1995.

                                        FIRST AMERICAN CORPORATION
                                        (Registrant)


                                        By:    /s/ DENNIS C. BOTTORFF
                                               -----------------------------
                                               Dennis C. Bottorff
                                               President, Chairman and Chief
                                               Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    /s/ Dennis C. Bottorff                         President, Chairman and Chief          January 19, 1995
- ----------------------------------                 Executive Officer and Director
        Dennis C. Bottorff


     /s/ Dale W. Polley                            Vice Chairman, and                     January 19, 1995
- ----------------------------------                 Principal Financial Officer and
         Dale W. Polley                            Director


   /s/ Marvin J. Vannatta                          Senior Vice President and              January 19, 1995
- ----------------------------------                 Treasurer (Principal
       Marvin J. Vannatta                          Accounting Officer)


   /s/ Samuel E. Beall, III                        Director                               January 19, 1995
- ----------------------------------
       Samuel E. Beall, III


                                                   Director                               January   , 1995
- ----------------------------------
     Earnest W. Deavenport, Jr.


    /s/ Reginald D. Dickson                        Director                               January 19, 1995
- ----------------------------------
        Reginald D. Dickson


   /s/ T. Scott Fillebrown, Jr.                    Director                               January 19, 1995
- ----------------------------------
       T. Scott Fillebrown, Jr.


    /s/ James A. Haslam                            Director                               January 19, 1995
- ----------------------------------
        James A. Haslam

    /s/ Martha R. Ingram                           Director                               January 19, 1995
- -----------------------------------
        Martha R. Ingram


   /s/ Walter G. Knestrick                         Director                               January 19, 1995
- -----------------------------------
       Walter G. Knestrick


      /s/ Gene C. Koonce                           Director                               January 19, 1995
- -----------------------------------
          Gene C. Koonce


    /s/ James R. Martin                            Director                               January 19, 1995
- -----------------------------------
        James R. Martin


    /s/ Robert A. McCabe, Jr.                      Director                               January 19, 1995
- -----------------------------------
        Robert A. McCabe, Jr.


     /s/ William O. McCoy                          Director                               January 19, 1995
- -----------------------------------
         William O. McCoy


     /s/ Roscoe R. Robinson                        Director                               January 19, 1995
- -----------------------------------
         Roscoe R. Robinson


      /s/ James F. Smith, Jr.                      Director                               January 19, 1995
- -----------------------------------
         James F. Smith, Jr.


      /s/ Cal Turner, Jr.                          Director                               January 19, 1995
- -----------------------------------
         Cal Turner, Jr.


                                                   Director                               January   , 1995
- -----------------------------------
          Ted H. Welch


     /s/ David K. Wilson                           Director                               January 19, 1995
- -----------------------------------
         David K. Wilson


      /s/ Toby S. Wilt                             Director                               January 19, 1995
- -----------------------------------
          Toby S. Wilt


    /s/ William S. Wire, II                        Director                               January 19, 1995
- -----------------------------------
        William S. Wire, II

                                 EXHIBIT INDEX

INDEX
NUMBER           DESCRIPTION
- ------           -----------
5                Opinion of Counsel, including Counsel's consent, concerning securities registered hereunder.

15               Letter of KPMG Peat Marwick LLP, independent auditors, regarding Unaudited Interim
                 Financial Information.

23.1             Consent of KPMG Peat Marwick LLP, independent auditors.

23.2             Consent of Martin E. Simmons (included as part of Exhibit 5).